SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-12

                                   GINTEL FUND

                (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      ____________________

      (2) Aggregate number of securities to which transaction applies:
      ____________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      _______________________________________________

      (4) Proposed maximum aggregate value of transaction: ____________________

      (5) Total fee paid: _____________________________________________________

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid: ______________________________________________

      (2) Form, Schedule or Registration Statement No.: ________________________

      (3) Filing Party:  _______________________________________________________

      (4) Date Filed: __________________________________________________________

                                   GINTEL FUND
                             6 GREENWICH OFFICE PARK
                          GREENWICH, CONNECTICUT 06831
                                 1-800-243-5808

                                                                  March 12, 2003

Dear Shareholder:

      Please find enclosed proxy information for a special meeting of shareholders of Gintel Fund (the "Fund") to be held on April 11, 2003. The purpose of the meeting is to ask you to consider the following proposals:

      1. Approval of a new Investment Advisory Agreement for the Fund, and

      2. Election of one trustee to the Board of Trustees.

      After careful consideration, the Trustees of the Fund unanimously approved each of the proposals above and recommend that shareholders vote "FOR" each proposal.

      Your vote is important. Please review this proxy statement and sign and return the proxy card you have received today. If you have questions regarding any of the proposals or need assistance in completing your proxy card, please contact us, toll-free at 1-800-243-5808. As the meeting date approaches, if we still have not received your executed ballot, you may receive a call from us reminding you to vote your shares.

Sincerely,


Stephen G. Stavrides
President
Gintel Fund

                                   GINTEL FUND
                             6 GREENWICH OFFICE PARK
                          GREENWICH, CONNECTICUT 06831

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Gintel Fund:

      Notice is hereby given that a Special Meeting of Shareholders of Gintel Fund (the "Fund") will be held on April 11, 2003, at 10:00 a.m. Eastern Time (the "Meeting"), in the offices of the Fund at 6 Greenwich Office Park, Greenwich, Connecticut 06831, for the purpose of considering and acting on the following matters:

      1. To approve a new Investment Advisory Agreement between the Fund and Gintel Asset Management, Inc.;

      2.    To elect one trustee of the Fund; and

      3. To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

      The matters referred to above are discussed in detail in the proxy statement attached to this notice.

      Shareholders of record at the close of business on March 5, 2003, will be entitled to notice of and to vote at the Meeting. Each share of the Fund is entitled to one vote with respect to each proposal, with fractional votes for fractional shares.

------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

      In order to avoid the additional expense of a second solicitation, we urge you to complete, sign and return promptly the enclosed Proxy regardless of whether you plan to attend the Meeting. The enclosed addressed envelope requires no postage and is intended for your convenience.
 ------------------------------------------------------------------------------

By Order of the Trustees,

Stephen G. Stavrides
President

March 12, 2003

                                   GINTEL FUND
                             6 GREENWICH OFFICE PARK
                          GREENWICH, CONNECTICUT 06831

                                 PROXY STATEMENT
                      FOR A SPECIAL MEETING OF SHAREHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Gintel Fund (the "Fund"), to be used in connection with a Special Meeting of Shareholders of the Fund to be held on April 11, 2003 (the "Meeting"). All persons who are shareholders of the Fund as of March 5, 2003 (the "Record Date"), will be entitled to notice of and to vote at the Meeting. The Fund knows of no business to be voted upon at the Meeting other than those proposals set forth in the accompanying Notice of Special Meeting of Shareholders and described in this Proxy Statement.

      The mailing address of the principal executive offices of the Fund is 6 Greenwich Office Park, Greenwich, Connecticut 06831. This Proxy Statement and form of proxy were first sent to shareholders of the Fund on or about March 17, 2003.

      Only shareholders of record of the Fund at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting. On the Record Date 7,193,047.888 shares of beneficial interest of the Fund were outstanding. Each whole share of the Fund is entitled to one vote, and each fractional share is entitled to a proportionate fractional vote, as to any matter on which such share is entitled to be voted.

      Shares represented by proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions of the shareholders. If no instructions are given, the proxies will be voted in favor of the proposals. To revoke a proxy, the shareholder giving such proxy must either submit to the Fund a subsequently dated proxy, deliver to the Fund a written notice of revocation or otherwise give notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy. If you submit a proxy card and then are present at the Meeting, you may at that time change the vote specified in the proxy. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

      The presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Fund entitled to vote shall constitute a quorum at the Meeting, permitting action to be taken. If a quorum is not present at the time of the Meeting, the persons named as proxies may vote those proxies that have been received to adjourn the Meeting to a later date. In the event a quorum is present, but sufficient votes in favor of the proposals have not been received, a person named as proxy may propose one or more adjournments of the Meeting for a reasonable period or periods to permit further solicitation of proxies. The persons named as proxies will vote in favor of such adjournment those proxies that they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies required to be voted against the proposal.

      The Fund will furnish, without charge, a copy of its most recent annual and semi-annual reports to shareholders upon request, which may be made either by writing to the

Fund at the address above or by calling toll-free 1-800-243-5808. The annual and semi-annual reports will be mailed to you by first-class mail within three business days of your request.

                                   PROPOSAL 1

                 APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

      Background.

      Shareholders are being asked to approve a new investment advisory agreement (the "New Agreement") with Gintel Asset Management, Inc., the Fund's current investment adviser (the "Adviser"). The New Agreement is essentially identical to the investment advisory agreement previously approved by the Funds' shareholders and the Fund's Board of Trustees (the "Board") (the "Original Agreement"). A form of the New Agreement is attached as Appendix A to this proxy statement.

      The Fund was initially organized as a Maryland corporation and commenced operations on June 10, 1981. On July 29, 1986, the Fund re-organized as a Massachusetts business trust. As required by the Investment Company Act of 1940, as amended ("the 1940 Act"), the Original Agreement was approved by the Board and by the Fund's shareholders on September 6, 1986. Its continuation was most recently approved by the Board on January 25, 2002, in accordance with its terms and the provisions of the 1940 Act. The Original Agreement provided for its automatic termination in the event of its assignment.

      On November 8, 2002, the Securities and Exchange Commission (the "SEC") instituted and simultaneously settled public administrative and cease-and-desist proceedings (the "Order") (as more fully described in the supplement dated November 19, 2002 to the Fund's prospectus dated April 30, 2002 and as filed with the SEC) against the Adviser; Gintel & Co. LLC, the Fund's distributor at the time ("Gintel & Co.")(1); Robert M. Gintel, the Fund's chief executive officer; and Stephen G. Stavrides, President, Treasurer and Trustee of the Fund (collectively, the "Respondents"). Each Respondent agreed to settle the charges, without admitting or denying the SEC's findings.

      The Order censures each of the Respondents, orders them to cease and desist from violating various provisions of the Investment Advisers Act of 1940, as amended, the 1940 Act and the Securities Exchange Act of 1934, as amended, and orders them to pay the following civil penalties: the Adviser, $100,000; Gintel & Co., $75,000; Mr. Gintel, $75,000; and Mr. Stavrides, $25,000. The Order also orders Mr. Gintel to disgorge to clients approximately $489,000 and approximately $170,000 in prejudgment interest and suspends him from association with any investment adviser, broker-dealer, or registered investment company for a period of six months ending May 18, 2003 (as previously disclosed). The Order prohibits the Adviser from soliciting or accepting new advisory clients for one year after entry of the Order and orders the Adviser and Gintel & Co. to comply with undertakings that include hiring an independent consultant to review their compliance procedures.

--------------
(1) As of February 1, 2003, Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, serves as the Fund's distributor.

      In connection with the suspension, Mr. Gintel agreed to place his shares of the Adviser in a trust for a period of six months ending May 18, 2003. Because Mr. Gintel at the time owned more than 25% of the Adviser's shares and was, therefore, deemed to control the Adviser, the transfer of his shares of the Adviser resulted in a change in control of the Adviser and, under the 1940 Act, an assignment of the Original Agreement. By its terms, the Original Agreement terminated upon its assignment.

      In anticipation of the Order and the possible termination of the Original Agreement, the Board, including a majority of the Trustees who were not "interested persons" of the Fund (as defined in the 1940 Act) (the "Independent Trustees"), approved an interim investment advisory agreement between the Fund and the Adviser (the "Interim Agreement") at its October 9, 2002 meeting, as permitted by rules under the 1940 Act, adopted by the SEC, to take effect upon the termination of the Original Agreement should it occur. The Interim Agreement became effective on November 18, 2002. Under the Interim Agreement, the Adviser will provide investment advisory services to the Fund until the earlier of April 17, 2003 or approval of the New Agreement by shareholders of the Fund and is paid a fee (which is held in escrow) equal to the fee payable under the Original Agreement. The ability of the Adviser to receive the payments held in escrow, other than the Adviser's costs, is subject to shareholders approving the New Agreement.

      At the October 9, 2002 meeting, the Board, including a majority of the Independent Trustees, also approved the New Agreement and directed management of the Fund to call a shareholder meeting on a date prior to the termination of the Interim Agreement for the purpose of, among other things, submitting to shareholders a proposal to approve the New Agreement.

      Under both the Interim Agreement and the New Agreement, the following individual is currently, and would continue to be, the portfolio manager for the
Fund:

      Edward F. Carroll joined Gintel Asset Management, Inc. in 1983 and is a Member of Gintel & Co. Previously, Mr. Carroll had his own consulting firm specializing in global energy issues and was on the staff of the Ford Foundation, where he was directly responsible for all energy-related investments. Mr. Carroll's 45-year career includes experience as an analyst with the Wall Street firms, Halle & Steiglitz, Henry Hentz & Company, and E.
F. Hutton.  He holds a B.G.S. degree from the University of Connecticut.

      The Original Agreement.

      Under the Original Agreement, unless specifically provided otherwise, the Fund bore all of the ordinary business expenses incurred in the operation of the Fund and the offering of its shares. The Original Agreement provided that the Fund would pay to the Adviser a monthly advisory fee calculated at an annual rate of 1.0% of the Fund's average daily net assets to act as investment manager and, in such capacity, supervise the investment and reinvestment of the cash, securities or other property comprising the Fund's assets .

      Under the Original Agreement, for the fiscal years ended December 31, 2002, 2001 and 2000, the Fund paid fees to the Adviser of $819,080, $1,270,022 and $1,606,127, respectively. The amount of advisory fees for the fiscal year ended December 31, 2002 does not include fees that the Adviser accrued for advisory services rendered pursuant to the Interim Agreement, which fees are held in escrow until shareholder approval of the New Agreement.

      The Interim Agreement.

      In approving the Interim Agreement, the Board found that the scope and quality of services that would be provided to the Fund under the Interim Agreement would be at least equivalent to the scope and quality of services provided under the Original Agreement.

      The material terms of the Interim Agreement are similar to those of the Original Agreement, except that the fees payable under the Interim Agreement would be placed in an interest-bearing account with the Fund's custodian bank, pending shareholder approval of the New Agreement. The Interim Agreement provides that, if the shareholders do not approve the New Agreement within 150 days after November 18, 2002 (the effective date of the Interim Agreement), the Adviser will be paid out of the escrow account, the lesser of: (i) any costs incurred in performing the Interim Agreement (plus interest earned on that amount while in escrow); or (ii) the total amount of the escrow account (plus interest earned). For the period from November 18, 2002 to December 31, 2002, $77,532 were paid in fees under the Interim Agreement.

      The New Agreement.

      The terms of the New Agreement are similar in all material respects to the Original Agreement. The Adviser will continue to serve as investment adviser to the Fund, retain ultimate responsibility for the management of the Fund, and provide investment oversight and supervision. For its services, the Adviser would be entitled to investment advisory fees equal to 1.00% of the Fund's average daily net assets on an annualized basis. These advisory fees are identical to those under the Original Agreement.

      Under the New Agreement, the Adviser will determine, subject to the general supervision of the Board, and in accordance with the Fund's investment objectives and restrictions, which securities are to be purchased and sold by each Fund, and which brokers are to be eligible to execute these portfolio transactions. Allocation of transactions to broker-dealers is determined by the Adviser in its best judgment and in a manner deemed fair and reasonable to shareholders.

      The Fund will, under the New Agreement, continue to be responsible for all of the ordinary business expenses incurred in the operation of the Fund and the offering of its shares. Those expenses, except the fees paid to the Adviser and certain other expenses, are currently paid by Gintel & Co. under the Administrative Services Agreement described below.

      Finally, the New Agreement will run for an initial term of two years and annually thereafter so long as it is approved by a majority of the Board, including a majority of the Independent Trustees. The Agreement is terminable at any time on 60 days' written notice without penalty by the Board, by vote of a majority of the outstanding shares of the Fund, or by the Adviser. The New Agreement also terminates automatically in the event of its assignment, as defined in the 1940 Act.

      In approving the New Agreement, the Board is required to act solely in the best interests of the Fund and its shareholders in evaluating the terms of that Agreement. The Board is required to judge the terms of the arrangement in light of those that would be reached as a result of arm's length bargaining.

      At the October 9, 2002 Board meeting, the Trustees were advised fully of the Order and the expected penalties, as discussed by the staff of the SEC with the Respondents. The Trustees were also advised that upon the effective date of the Order, Mr. Gintel would no longer serve as one of the three portfolio managers of the Fund, but that the two remaining portfolio managers, as described in the Fund's prospectus, would continue as portfolio managers. (At the end of 2002, R. Baxter Brown, a portfolio manager at the time of the Board meeting, retired.) The Trustees then considered the New Agreement and its similarity to the Original Agreement. In determining whether or not it was appropriate to approve the New Agreement and to recommend approval to shareholders, the Board considered, in addition to the pending Order, various materials and representations provided by the Adviser, with respect to the Fund, including information relating to the following factors: (i) the terms and conditions of the New Agreement, including the nature, extent and quality of the services to be provided to the Fund by the Adviser and the structure and rates of the investment advisory fees to be charged for those services; (ii) a comparison of the Fund's fees and expenses in relation to various industry averages; and (iii) the Trustees' legal duties in considering the continuation and approval of the Agreement. On the basis of its review and the foregoing information, the Board, including a majority of the Independent Trustees, determined that it was appropriate to enter into the New Agreement with the Adviser and found that the terms of the New Agreement were fair and reasonable and in the best interest of the Fund's shareholders.

      Administrative Services Agreement.

      The Administrative Services Agreement (the "Services Agreement") dated September 1, 1992 between the Fund and Gintel & Co. provides that, in consideration for the services to be provided by Gintel & Co., and the payment by Gintel & Co. of substantially all of the Fund's expenses (except the Adviser's fees, the fees paid to the Independent Trustees, certain transaction costs and expenses, interest, taxes and extraordinary expenses), Gintel & Co. receives a fee calculated daily and paid monthly in arrears based on average daily net assets during the preceding month at an annual rate of 1.25% of the first $50 million of the average daily net assets of the Fund; 1.125% of next $50 million of average daily net assets; and 1.00% of the average daily net assets in excess of $100 million. The Fund's administrative services fee is higher than that of most other funds that have an administrator; however, most other funds bear certain of their own expenses that are borne by Gintel & Co. on behalf of the Fund.

      The Services Agreement also permits Gintel & Co., in its sole discretion, to use a portion of its fee, in an amount not to exceed 0.25% of the Fund's average daily net assets, to compensate itself as well as certain other registered broker-dealers or financial institutions for processing Fund share purchase and redemption orders and providing certain shareholder services. In addition, Gintel & Co. may use income from sources other than its fee to compensate persons for distribution and shareholder servicing or to pay for other distribution-related expenses.

      The Services Agreement did not terminate as a result of the Order and was last continued by the Board, including a majority of the Independent Trustees, on January 24, 2003. For the fiscal years ended December 31, 2002, 2001 and 2000, the Fund paid fees to Gintel & Co. of $983,814, $1,457,522 and $1,794,140, respectively, pursuant to the Services Agreement.

      Vote Required for Proposal 1.

      Approval of Proposal 1 requires the vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, which means the lesser of (a) 67% or more of the Fund's voting securities that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy; or (b) the vote of more than 50% of the Fund's outstanding voting securities. Should shareholders not approve the New Agreement, the Board will consider appropriate actions, including the possible liquidation of the Fund.

                      THE BOARD UNANIMOUSLY RECOMMENDS THAT
                  SHAREHOLDERS VOTE "FOR" APPROVAL OF THE NEW
                                   AGREEMENT.

PROPOSAL 2 -- ELECTION OF TRUSTEE

      Trustee Nominee.

      You are being asked to vote in favor of the election of Stephen G. Stavrides as a Trustee to hold office until the election of his successor or until his resignation, removal or death. Mr. Stavrides has consented to be named in the Proxy Statement and to serve if elected. It is not expected that he will decline or become unavailable for election, but in case this should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee.

      The Board appointed Mr. Stavrides to his current position as a Trustee of the Fund in 1992. In addition to Mr. Stavrides, the Fund's current Board is comprised of Thomas H. Lenagh, Francis J. Palamara and Russel R. Taylor. Of the current Trustees, Mr. Stavrides is the only Trustee who has not been elected by the Fund's shareholders. At its regular meeting on October 9, 2002, the Board voted to propose that the Fund's shareholders approve the election of Mr. Stavrides as a Trustee of the Fund.

      Mr. Stavrides, age 55, has served as a Trustee and also as the President and Treasurer of the Fund for the past 11 years. During the past five years, he has served as Director, President and Treasurer of the Adviser and Chief Operating Officer of Gintel & Co. He has also served as President and Treasurer of Gintel & Co. since July 2000. Mr. Stavrides is not a director of any other public company. Because he is an officer and employee of the Adviser, Mr. Stavrides is considered an "interested person" of the Fund. Other than his position as Trustee of the Fund, he holds no directorships of any other company whose securities are registered under the Exchange Act, or who files reports under that Act. His business address is 6 Greenwich Office Park, Greenwich, Connecticut 06831. During the fiscal year ended December 31, 2002, Mr. Stavrides received no compensation from the Fund. The Fund has no pension or retirement plan for its Trustees.

      As described earlier, Mr. Stavrides was a Respondent subject to the Order. Without admitting or denying the SEC's findings, he agreed to a censure and a civil penalty of $25,000.

      Vote Required for Proposal 2.

      Approval of Proposal 2 requires the vote of a plurality of the outstanding voting securities entitled to vote on the Proposal that are present in person or represented by proxy.

                      THE BOARD UNANIMOUSLY RECOMMENDS THAT
               SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ELECTION OF
                 STEPHEN G. STAVRIDES AS A TRUSTEE OF THE FUND.

INFORMATION ABOUT THE BOARD

      During the fiscal year ended December 31, 2002, the Board held four meetings. In addition to Mr. Stavrides, the Board is currently comprised of the following individuals, all of whom are considered Independent Trustees:

                                      Principal
                          Length of   Occupation During
Name, Address and Age    Time Served  Past Five Years      Other Directorships
---------------------    -----------  ---------------      -------------------

Thomas H. Lenagh (82)    22 years     Financial Consultant Adams Express Co.,
13 Allen's Corner Road                                     Petroleum &
Flemington, NJ 08822                                       Resources, Inc.,
                                                           ICN International,
                                                           Inc., Cornerstone
                                                           Group, and Inrad
                                                           Corporation.

Francis J. Palamara (75) 22 years     Business Consultant  The Glenmede Fund,
3110 E. Maryland Avenue                                    Inc. and The
Phoenix, AZ 85064                                          Glenmede Portfolios
                                                           (11 investment
                                                           series).

Russell R. Taylor (83)   17 years     Associate Professor  None.
13 Indian Point Lane                  of Management,
Riverside, CT 06878                   Director of H.W.
                                      Taylor Institute of
                                      Entrepreneurial
                                      Studies, College of
                                      New Rochelle.


      The Board has an Audit Committee consisting of Messrs. Lenagh, Palamara and Taylor, all of the Fund's Independent Trustees. The Committee met four times during the fiscal year ended December 31, 2002. The Committee is responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Fund.

      As of the Record Date, the Trustees beneficially owned the following amount of shares of the Fund.

                              Independent Trustees

         Trustee            Dollar Range of Equity Securities Held in the Fund*
         -------            ---------------------------------------------------

      Mr. Lenagh                               None
      Mr. Palamara                      $50,001-$100,000
      Mr. Taylor                        $50,001-$100,000

                               Interested Trustee

         Trustee            Dollar Range of Equity Securities Held in the Fund*
         -------            ---------------------------------------------------

      Mr. Stavrides                     $1-$10,000
* The Fund is the only investment company that Adviser manages.

      As of the Record Date, none of the Independent Trustees or their immediate family members owned beneficially or of record any class of any securities issued by the Adviser or its affiliates.

      The following table shows the compensation that the Independent Trustees received from the Fund for the fiscal year ended December 31, 2002. The Fund has no pension or retirement plan for its Trustees. As noted above, Mr. Stavrides receives no compensation from the Fund. In addition, Mr. Gintel served as the Chairman of the Board, Chief Executive Officer and Trustee of the Fund until his resignation on November 18, 2002. Mr. Gintel received no compensation from the Fund for serving in those capacities.

         Trustee                Aggregate Compensation from the Fund*
         -------                -------------------------------------
      Mr. Lenagh                               $16,500
      Mr. Palamara                             $19,000
      Mr. Taylor                               $16,500
* The Fund is the only investment company that the Adviser manages.

INFORMATION ABOUT THE FUND

      Officers of the Fund.

      The Fund's President, Treasurer, Secretary and Assistant Secretary each serve until his or her successor is chosen and qualified. Mr. Stavrides, whose biography appears above, has served as the Fund's President and Treasurer for the past eleven years and Fay Dallas-Browne, age 39, has served as Secretary and Assistant Treasurer of the Fund for the past three years. An employee of the Adviser, Ms. Dallas-Browne has served as the Fund controller since 2000, prior to which she served as an investment analyst/accountant with Provident Bank from 1996 to 2000. She is compensated by the Adviser and receives no compensation from the Fund. Her business address also is 6 Greenwich Office Park, Greenwich, Connecticut 06831.

      Investment Adviser.

      Gintel Asset Management, Inc. is located at 6 Greenwich Office Park, Greenwich, Connecticut 06831. Since 1971, the Adviser has been managing discretionary investment accounts for individual investors, corporate pension funds and profit sharing plans, charitable foundations, universities and others. As of December 31, 2002, the Adviser managed approximately $63 million in assets. The Adviser identifies and analyzes possible investments for the Fund and determines the amount, timing, and form of such investments. The Adviser regularly monitors and reviews the Fund's portfolio and recommends the ultimate disposition of such investments. The Adviser also is responsible for the purchase and sale of securities in the Fund's portfolio, subject to the policies set forth by the Board. For the year ended December 31, 2002, the Fund paid to the Adviser a monthly advisory fee calculated at an annual rate of 1.00% of the Fund's average daily net assets.

      The name and principal occupation of the principal executive officer and each director of the Adviser are as follows:

--------------------------------------------------------------------------------
                                                               Position with the
    Name and Address         Title     Principal Occupation         Fund
--------------------------------------------------------------------------------
Stephen G. Stavrides,     Director,    President and         Trustee, President
6 Greenwich Office Park,  President    Treasurer of the      and Treasurer
Greenwich, CT 06831       and          Adviser
                          Treasurer
--------------------------------------------------------------------------------
Edward F. Carroll,        Director     Senior Vice           None
6 Greenwich Office Park,  and Senior   President,
Greenwich, CT 06831       Vice         Investment Research
                          President    of the Adviser
--------------------------------------------------------------------------------
Debra L. Ginsberg,        Director     Trader for the        None
315 Campana Avenue,       and Trader   Adviser
Coral Gables, FL 33156
--------------------------------------------------------------------------------
Barbara Gintel,           Director     Director of the       None
Bayridge Road, Key                     Adviser
Largo, FL 33037
--------------------------------------------------------------------------------


      Principal Holders of Voting Securities.

      As of the Record Date, the following persons were known by the Fund to be the beneficial owners of more than 5% of the Fund's outstanding voting securities:

--------------------------------------------------------------------------------
                                          Amount of Shares     Percentage of
  Name and Address of Beneficial Owner   Owned Beneficially  Outstanding Shares
--------------------------------------------------------------------------------
Robert Gintel Florida Intangible Tax        1,980,480               27%
Trust
5 Bay Ridge Road
Key Largo, Florida 33037-3701
--------------------------------------------------------------------------------
Barbara Gintel Florida Intangible Tax         688,106                9%
Trust
5 Bay Ridge Road
Key Largo, Florida 33037-3701
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION

      For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment and against Proposal 1, for which the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will have no effect on Proposal 2, for which the required vote is a plurality of the votes cast.

      The Adviser will bear all costs associated with the solicitation of proxies from the Fund's shareholders. Solicitations may be made by regular mail, telephone, e-mail, or other personal contact by officers or employees of the Adviser and its affiliates. In addition, the Adviser may reimburse persons holding shares in their names or names of their nominees for expenses incurred in forwarding solicitation material to their beneficial owners.

OTHER MATTERS AND DISCRETION OF ATTORNEYS NAMED IN THE PROXY

      The Fund is not required, and does not intend, to hold regular annual meetings of shareholders. Shareholders wishing to submit proposals intended to be presented at any future meeting of shareholders must send them in writing and be received by the Fund at its principal office a reasonable time before the Fund's solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the Fund's Proxy Statement and form or forms of Proxy relating to such meeting.

      No business other than the matters described above is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment or postponement of the Meeting, the persons named on the enclosed proxy card will vote on such matters according to their best judgment in the interests of the Fund.

------------------------------------------------------------------------------
    SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED
                              IN THE UNITED STATES
 ------------------------------------------------------------------------------

By Order of the Trustees,

Stephen G. Stavrides
President

March 12, 2003

                                                                      Appendix A

                          Investment Advisory Agreement

      This Investment Advisory Agreement is made this 17th day of April 2003 by and between GINTEL FUND, a Massachusetts business trust (the "Fund") and GINTEL ASSET MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), with respect to the following recital of fact:

                                     RECITAL

      The Fund and the Adviser desire to enter into an agreement to provide for the management of the Fund's assets on the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:



      1. Management. The Adviser shall act as investment manager for the Fund and shall, in such capacity, supervise the investment and reinvestment of the cash, securities or other properties comprising the Fund's assets, subject at all times to the policies and control of the Board. The Adviser shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as investment manager.

      2. Investment Analysis and Implementation. In carrying out its obligation under paragraph 1 hereof, the Adviser shall:

            (a) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the individual companies whose securities are included in the Fund or the activities in which they engage, or with respect to securities that the Adviser considers desirable for inclusion in the Fund's portfolio;

            (b) determine what industries and companies shall be represented in the Fund's portfolio and regularly report them to the Board;

            (c) formulate and implement continuing programs for the purchases and sales of the securities of such companies and regularly report thereon to the Board; and

            (d) take, on behalf of the Fund, all actions that appear to the Fund necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of portfolio securities.

      3. Broker-Dealer Relationships. The Adviser is responsible for decisions to buy and sell securities for the Fund, broker-dealer selection, and negotiation of its brokerage commission rates. The Adviser may select Gintel & Co. as the broker-dealer to effect all or substantially all of the security transactions that are effected on the New York Stock Exchange, Inc. or the American Stock Exchange or that are listed on Nasdaq. The Adviser's primary consideration in effecting a security transaction will be execution at a price that is reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions including similar securities being purchased or sold on a securities exchange during a comparable period of time.

      In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer, the size of and difficulty in executing the order and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if other aspects of the portfolio execution services offered reasonably justify the difference. Subject to such policies and procedures as the Board may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser for the Fund's use an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund. The Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or the Adviser for the Fund's use. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

      4. Control by Board. Any investment program undertaken by the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board.

      5. Control with Applicable Requirements. In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

            (a) All applicable provisions of the 1940 Act and any rules and regulations adopted thereunder as amended; and

            (b) the provisions of the Registration Statements of the Fund under the Securities Act of 1933 and the 1940, as amended; and

            (c) the provisions of the Agreement and Declaration of Trust of the Fund; and

            (d) the provisions of the By-laws of the Fund; and

            (e) any other applicable provisions of state and federal law.

      6. Expenses. The expenses connected with the Fund shall be allocable between the Fund and the Adviser as follows:

            (a) The Adviser shall furnish, at its expense and without cost to the Fund, the services of a President, Secretary and one or more Vice Presidents of the Fund, to the extent that such additional officers may be required by the Fund for the proper conduct of its affairs.

            (b) The Adviser shall further maintain, at its expense and without cost to the Fund, a trading function in order to carry out its obligations under subparagraph (d) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

            (c) Nothing in subparagraph (a) hereof shall be construed to require the Adviser to bear:

                  (i) any of the costs (including applicable office space,
            facilities and equipment) of the services of a principal financial officer of the Fund whose normal duties consist of maintaining the financial accounts and books and records of the Fund, including the reviewing of calculations of daily net asset value and preparing tax returns; or

                  (ii) any of the costs (including applicable office space,
            facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

            Notwithstanding the obligation of the Fund to bear the expense of the functions referred to in clauses (i) and (ii) of this subparagraph
      (c), the Adviser may pay the salaries, including any applicable employment or payroll taxes and other salary costs, of the principal financial officer and other personnel carrying out such functions and the Fund shall reimburse the Adviser therefor upon proper accounting.

            (d) All of the ordinary business expenses incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless specifically provided otherwise in this paragraph 6. These expenses include but are not limited to brokerage commissions, legal, auditing, taxes or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustee and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

      7. Delegation of Responsibilities. Upon the request of the Board, the Adviser may perform services on behalf of the Fund that are not required by this Agreement. Such services will be performed on behalf of the Fund and the Adviser's cost in rendering such services may be billed monthly to the Fund, subject to examination by the Fund's independent accountants. Payment or assumption by the Adviser of any Fund expenses that the Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser of any of its obligations to the Fund nor obligate the Adviser to pay or assume any similar Fund expense on any subsequent occasion.

      8. Compensation. The Fund shall pay the Adviser in full compensation for services rendered hereunder an annual investment advisory fee, payable at the beginning of each quarter, of 1.00% of the average daily net assets of the Fund during the preceding quarter. The average daily net asset value of the Fund shall be determined in the manner set forth in the Agreement and Declaration of Trust and prospectus of the Fund.

      9. Expense Limitation. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are offered for sale, the investment advisory fee shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Adviser shall be deducted from the quarterly investment advisory fee otherwise payable to the Adviser during such fiscal year; and if such amount should exceed such quarterly fee, the Adviser agrees to pay to the Fund such excess expenses no later than the last day of the first month of the next succeeding fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

      10. Non-Exclusivity. The services of the Adviser to the Fund are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory and corporate administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

      11. Term and Approval. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect for a period of two years and shall thereafter continue in force and effect from year to year, provided that such continuance is specifically approved at least annually:

            (a) (i) by the Board; or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

            (b) by the affirmative vote of a majority of the Trustees who are not parties to this Agreement or interested persons of a party to this agreement (other than as Fund directors), by votes cast in person at a meeting specifically called for such purpose.

      12. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the Fund's outstanding voting securities, or by the Adviser, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

      13. Liability of Adviser and Indemnification. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Fund agrees to indemnify the Adviser against any and all claims, demands, liabilities and expenses that the Adviser may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement, prospectus or statement of additional information of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with information furnished to the Fund in connection therewith by or on behalf of the Adviser. The Adviser agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses that the Fund may incur arising out of or based upon any act or deed of its employees that is outside the scope of their authority.

      14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund and that of the Adviser shall be 6 Greenwich Office Park, Greenwich, Connecticut 06831.

      15. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement is released by rules, regulations or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by this respective officers on the day and year first above written.

                                    GINTEL FUND



                                    By __________________________
                                       Stephen G. Stavrides
                                       President



                                    GINTEL ASSET MANAGEMENT, INC.



                                    By ___________________________
                                       Name: _____________________
                                       Title: ______________________

                                                              FORM OF PROXY CARD

                                   GINTEL FUND

                         SPECIAL MEETING OF SHAREHOLDERS

                                 APRIL 11, 2003

      The undersigned hereby appoints Fay Dallas-Browne and Beverly DePalo as his or her attorney and proxy with full power of substitution to vote and act with respect to all shares of the Fund held by the undersigned at the Special Meeting of Shareholders of the Funds to be held at 10:00 a.m., Eastern Time, on April 11, 2003, at 6 Greenwich Office Park, Greenwich, Connecticut 06831 and at any adjournment thereof (the "Meeting"), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

The Board of Trustees of the Fund solicits this proxy. The Board of Trustees recommends that you vote FOR both Proposals.

Proposal 1: To approve the new Investment Advisory Agreement

|_|   FOR
|_|   AGAINST
|_|   ABSTAIN

Proposal 2: To approve the election of Mr. Stavrides as Trustee.

|_|   FOR
|_|   WITHHOLD AUTHORITY

This proxy will be voted as specified. If no specification is made, this Proxy will be voted for both Proposals.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Dated _____________________

Name of Shareholder(s) (Please print or type) _________________________________

Signature(s) of Shareholder(s) ____________________________________

The beneficial owner of Fund shares must sign this proxy. If signing as attorney, executor or guardian or in some representative capacity or as an officer of a corporation, please add title as such.

       PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.